UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51471	20-2902156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2006, Bronco Drilling Company, Inc. (the “Company”) notified the Nasdaq National Market Listing Qualifications Department (“Nasdaq”) that the Company was no longer in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A), which requires the Audit Committee of any listed company to be comprised of three independent directors, due to the failure of Michael O. Thompson to continue to qualify as an independent director as defined in Nasdaq Marketplace Rule 4200(a)(15) and as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The Company’s Board of Directors (the “Board”) intends to appoint William R. Snipes to the Board and the Audit Committee of the Board (the “Audit Committee”) and expects that Mr. Thompson will resign from his position as a member of the Audit Committee. The Board has determined that Mr. Snipes possesses the independence and financial literacy qualifications required by the Nasdaq Market Place Rules to serve on the Audit Committee. After giving effect to the appointment of Mr. Snipes to the Board and the Audit Committee and the expected resignation of Mr. Thompson from the Audit Committee, the Audit Committee would be comprised of three independent directors and the Company would be back in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: February 13, 2006	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves Chief Financial Officer